WIZZARD SOFTWARE CORPORATION

ATTN: JOHN BUSSHAUS
5001 BAUM BLVD

SUITE 770

PITTSBURGH, PA 15213

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If  you  would  like  to  reduce  the  costs  incurred  by our company in mailing proxy materials, you can consent to receiving all future proxy  statements,  proxy  cards  and  annual  reports  electronically  via  e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that  you  agree  to  receive  or  access  shareholder  communications electronically  in  future  years.

VOTE BY MAIL

Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off  date  or  meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

PRELIMINARY PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                             KEEP THIS PORTION FOR YOUR RECORDS

                                                                                                                             DETACH AND RETURN THIS PORTION ONLY

  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WIZZARD SOFTWARE CORPORATION

THE BOARD OF DIRECTORS RECOMMEND A VOTE           For   Withhold   For All

“FOR”  ITEMS 1, 2, 3, 4, 5 AND 6.                                         All          All         Except

                              ☐   ☐    ☐

Vote  on  Directors

1.

ELECTION OF DIRECTORS

Nominees:

01)   Christopher Spencer

02)   J. Gregory Smith

03)   Douglas Polinsky

             04)   Denis Yevstifeyev

                                                                                                                                                To withhold authority to vote for

                                                                                                                                                 any individual nominee(s), mark

                                                                                                                                                 “For All Except” and write the

                                                                                                                                                 number(s) of the nominee(s) on

                                                                                                                                                 the line below.

                                                                                                                                                 _________________

Vote  on  Proposals                                                                                                                For   Against   Abstain

2.  Proposal to approve the company’s 2012 Employee Stock Option Plan of 3,000,000 options for

shares of common stock.                                                                                                                   ☐   ☐     ☐

3.  Proposal to approval of the Share Exchange Agreement and the issuance of up to 40,579,000 shares     ☐   ☐     ☐

of our common stock, if all future revenue and corporate governance objectives are met pursuant thereto.

If this Proposal No. 3 of this proxy is not approved, then Proposals No. 5 and 6 will not be approved.

4.  Proposal to ratify the selection by the Board of Directors of Gregory & Associates LLC as independent  ☐   ☐     ☐

auditors of Wizzard Software Corporation for Fiscal 2012.

5.  Proposal to approve the appointment of two additional directors per the terms of the Share Exchange      ☐   ☐     ☐

Agreement subject to the approval and closing thereof.  If Proposal No. 3 of this proxy is not approved,

this Proposal No. 5 will not be approved.

6.  Proposal to approve the amendment of our Articles of Incorporation to change our name to such name    ☐   ☐     ☐

as the Board of Directors and the FAB Parties shall determine, subject to the prior closing of the Share

Exchange Agreement. If Proposal No. 3 of this proxy is not approved, this Proposal No. 6 will not be approved.

Note: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The  shares  represented  by  this  proxy  when  properly  executed  will  be  voted  in  the  manner  directed  herein  by  the  undersigned Stockholder(s).   If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4, 5 and 6.   If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For  address changes  and/or  comments,  please  check  this  box and write them on the back where indicated.   ☐

                                                                                      Yes    No

Please indicate if you plan to attend this meeting.          ⁪      ⁪

Please sign your name exactly as it appears hereon. When  signing  as  attorney,  executor,  administrator, trustee  or  guardian,  please  add  your  title  as  such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date                            Signature (Joint Owners)      Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

WIZZARD SOFTWARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 29, 2012

The stockholder(s)  hereby  appoint(s)  John Busshaus and  Christopher Spencer,  or  either  of  them,  as  proxies,  each  with  the  power  to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Wizzard Software Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00AM, Eastern Time on June 29, 2012, at the Residence Inn, 1111 East Atlantic Ave.,

Delray Beach, FL 33483 and any adjournment or postponement  thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(s).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address  Changes/Comments:   ___________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE